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                                                                     Exhibit 1.1

                           DEALER MANAGER AGREEMENT

                               _____ ___, 2000


Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Dear Sirs and Mesdames:

     1. General. General Motors Corporation, a Delaware corporation (the "Company"), plans to make a tender offer (such tender offer, as it may be amended and supplemented, being the "Exchange Offer") for outstanding shares of the Company's Common Stock, par value $1-2/3 per share (the "Shares"), in exchange for shares of the Company's Class H Common Stock, par value $0.10 per share (the "Exchange Shares"), having an aggregate market value of up to about $9 billion at the time of commencement, on the terms and subject to the conditions set forth in the Exchange Offer Materials (as defined below). It is understood that the earnings per share and the amounts available for the payment of dividends of the Exchange Shares are determined by the financial performance of Hughes Electronics Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company ("Hughes").

     2. Engagement as Dealer Manager. The Company hereby engages you as Dealer Manager in connection with the Exchange Offer. As Dealer Manager, you agree, in accordance with the Exchange Offer Materials and otherwise in accordance with your customary practice, to perform in connection with the Exchange Offer the services that are customarily performed by investment banking concerns in connection with similar tender offers, including, without limitation, soliciting the tender of Shares pursuant to the Exchange Offer and communicating generally regarding the Exchange Offer with brokers, dealers, commercial banks and trust companies and other persons, including the holders of Shares. You understand and agree that neither the Board of Directors of the Company nor the Board of Directors of Hughes is making any recommendation to holders of Shares as to whether to accept or participate in the Exchange Offer and therefore, as Dealer Manager, you will not be making any such recommendation. You further agree to be regarded as the broker-dealer that is making the Exchange Offer on behalf of the Company to holders of Shares in any state of the United States in which it is required that such offers be made by or through a registered or licensed broker-dealer, and you represent that you are a registered or licensed broker-dealer in each of such states. You have been engaged to act as sole Dealer Manager in connection with Exchange Offer and, in such capacity, you shall act as
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an independent contractor with duties solely to the Company. It is understood that Salomon Smith Barney has been appointed by Hughes as Marketing Manager for Hughes in the Exchange Offer (the "Marketing Manager") and you agree that you are not, and shall not be deemed to be, acting as an agent of the Company (other than in your capacity as Dealer Manager), Hughes or the Marketing Manager in connection with the Exchange Offer and that none of Hughes, the Marketing Manager or the Company shall be deemed to be acting as agent for you.

     3. Solicitation of Tenders. You shall have no liability (in tort, contract or otherwise) to the Company or any other person related to the Company for any act or omission on the part of any securities broker or dealer (other than yourself), commercial bank or trust company that solicits tenders. In soliciting tenders, no securities broker or dealer, commercial bank or trust company shall be deemed to act as your agent of any other securities broker or dealer or of any commercial bank or trust company.

     4. Exchange Offer Materials.

          (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-4 (File No. 333-30826) under the Securities Act of 1933, as amended (the "Securities Act"), in respect of the Exchange Shares and such registration statement and any post-effective amendment thereto has been declared effective by the Commission. The various parts of such registration statement, including all exhibits thereto and including the documents incorporated by reference into the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration became effective, are hereinafter called the "Registration Statement"; and the final prospectus, in the form included in the Registration Statement at the time it became effective, is hereinafter called the "Prospectus"; any reference herein to the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 15 of Form S-4 under the Securities Act, as of the date of the Prospectus, as the case may be; and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any documents filed after the date of the Prospectus under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as of the date of such amendment or supplement, as the case may be, and incorporated by reference into the Prospectus.

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           (b) The Company agrees that not later than the Commencement Date (as defined herein) it will file with the Commission under the Exchange Act and the rules and regulations promulgated thereunder a Statement on Schedule TO with respect to the Exchange Offer (including the exhibits thereto and any documents incorporated by reference therein, and as amended from time to time, the "Schedule TO").

           (c) Subject to the matters discussed in the Company's letter to
     the Commission in connection with the Exchange Offer dated           ,
     2000, with respect to the jurisdictions set forth on Annex A (the "Foreign Jurisdictions"), the Company either is relying on a private placement or other similar exemption or exception under the securities laws of the applicable Foreign Jurisdiction or has filed, or agrees that it will file, with the applicable regulatory agencies for the Foreign Jurisdictions all materials and information in connection with the Exchange Offer as required to be filed by such jurisdictions and, in each case, in a manner consistent in all material respects with the Company's letter to the Commission in
     connection with the Exchange Offer dated           , 2000.

           (d) The Prospectus and the related letter from the Company to brokers, securities dealers, commercial banks, trust companies and other nominees, letter to beneficial owners of the Shares, letter of transmittal to be used by holders tendering Shares pursuant to the Exchange Offer and the related instructions to the letter of transmittal (together, the "Letter of Transmittal"), notice of guaranteed delivery, and any newspaper announcements, press releases and other offering materials and information (including the materials and filings used in connection with paragraph (c) above) as the Company may use or prepare, approve or authorize for use in connection with the Exchange Offer, including the Schedule TO, each as amended or supplemented from time to time, are herein collectively referred to as the "Exchange Offer Materials".

          (e) The Company agrees to furnish or cause to be furnished to you as many copies as you may reasonably request upon reasonable notice to the Company of the Exchange Offer Materials to be furnished to security holders. The Company agrees that, a reasonable time prior to using, or filing with the Commission or with any other governmental or regulatory agency (each, an "Other Agency"), any of the Exchange Offer Materials, it will furnish to you copies of such material and will give reasonable consideration to your and your counsel's comments, if any, thereon.

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     5. Exchange Offer.

           (a) The Company intends to commence the Exchange Offer as soon as practicable after the execution and delivery hereof by mailing, or causing to be mailed on its behalf, copies of the Prospectus, the related Letter of Transmittal and such of the other Exchange Offer Materials as may be required or as the Company may elect to furnish to holders of record of the Shares (the date of the commencement of such distribution being herein called the "Commencement Date"). You understand and acknowledge that such mailing process is currently estimated to require four full days to complete.

           (b) The Company has approved the Exchange Offer Materials and authorizes you and any other securities dealer or any commercial bank or trust company you authorize to use the Exchange Offer Materials in connection with the solicitation of tenders in accordance with the terms and conditions of the Exchange Offer as described in the Exchange Offer Materials, and in accordance with all applicable legal requirements. Other than as provided for herein, you shall not have any right or obligation to cause any Exchange Offer Materials to be transmitted generally to the holders of the Shares.

     6. Withdrawal. In the event that (i) the Company uses or permits the use of, or files with the Commission or any Other Agency, any Exchange Offer Materials (A) that have not been timely submitted to you previously for your and your counsel's comments or (B) that have been so submitted, and you have or your counsel has made material comments, but the Company has unreasonably failed to address such comments; (ii) the Company shall have breached, in any material respect, any of its representations, warranties, agreements or covenants herein;
(iii) the Registration Statement shall not have become effective on or prior to the Commencement Date, or, at any time during the Exchange Offer prior to the expiration date thereof, a stop order suspending the effectiveness of the Registration Statement shall have been issued or a proceeding for that purpose shall have been instituted or shall be pending or threatened by the Commission, or a requirement by the Commission that additional information be provided shall not have been satisfied in all material respects; or there shall have been issued, at any time during the Exchange Offer, any temporary restraining order or injunction restraining or enjoining you from acting in your capacities as Dealer Manager, with respect to the Exchange Offer; (iv) Deloitte & Touche, independent public accountants to Hughes and to the Company, shall not have furnished to you on the Commencement Date, a letter dated the date of delivery thereof, in form and substance reasonably satisfactory to you and to Deloitte & Touche, containing statements and information of the type customarily included in accountants'

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"comfort letters" with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement or the Prospectus and confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the respective applicable rules and regulations thereunder adopted by the Commission; (v) the Exchange Shares shall not have received approval for listing on the New York Stock Exchange, provided, that this clause (v) shall not apply if the Exchange Shares have received approval for listing on the New York Stock Exchange subject only to official notice of issuance; (vi) on the Commencement Date you shall not have received a certificate of an executive officer of the Company dated as of the date of delivery thereof, to the effect that to the best of his knowledge, all representations and warranties of the Company contained herein are true and correct in all material respects as though expressly made at such time and the Company has performed in all material respects all of its obligations hereunder theretofore required to be performed as of such date; (vii) the "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and the senior executive officers of each of the Company and Hughes set forth on Exhibit A-1 relating to sales and certain other dispositions of shares of Class
H Common Stock or certain other securities, shall not have been delivered to you and be in full force and effect on the Commencement Date; or (viii) a material adverse change, or any development that is reasonably likely to result in a material adverse change, has occurred in the condition of either (A) the Company and its subsidiaries, taken as a whole, or (B) Hughes and its subsidiaries taken as a whole, in each case, from that set forth in the Prospectus; then you shall be entitled, upon two business days' notice to the Company, to withdraw as Dealer Manager in connection with the Exchange Offer without any liability or penalty to you or any other Indemnified Person (as defined in Section 15 below) and without loss of any right to indemnification or contribution provided in
Section 15 or to the payment of all fees and expenses payable under Sections 7 and 8 below which have accrued to the date of such withdrawal.

     7. Fees. Pursuant to a letter agreement dated March 24, 2000 between the Company and you (the "Engagement Letter"), the Company has agreed, among other things, to compensate you for your services as Dealer Manager. You and the Company agree that $1.5 million of that compensation shall represent your fee for serving as Dealer Manager.

     8. Reimbursement of Expenses, Etc. Whether or not any Shares are acquired pursuant to the Exchange Offer, the Company agrees (1) to reimburse all dealers and brokers (including yourselves), commercial banks, trust companies and nominees for their reasonable customary mailing and handling expenses incurred in forwarding the Exchange Offer Materials to their customers, in each case upon request made to the Company within a reasonable period of time after

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the incurrence of such expenses, and (ii) to pay all other reasonable fees and expenses incurred in connection with the Exchange Offer, including without limitation, all expenses relating to the preparation, filing, printing, mailing and publishing of the Exchange Offer Materials, all reasonable fees and expenses of the Exchange Agent and the Information Agent (as each is defined in Section 9, subject to and in accordance with the Company's agreements with those parties). The Company agrees to reimburse your expenses as provided in the expense reimbursement provisions of the Engagement Letter. The foregoing provisions shall not apply to matters, including expenses, covered by Section 15 hereof.

     9. The Exchange Agent and Information Agent. The Company has appointed, and authorizes you to communicate with, Fleet National Bank, in its capacity as exchange agent (the "Exchange Agent"), in connection with the Exchange Offer and Morrow & Co., Inc., in its capacity as information agent (the "Information Agent"), in connection with the Exchange Offer. The Company will arrange for the Exchange Agent to advise you daily as to the number of Shares which have been tendered and, if applicable, thereafter withdrawn pursuant to the Exchange Offer and, upon request, the names and addresses of the registered holders thereof.

     10. Representations, Warranties and Certain Agreements of the Company. The Company represents and warrants to you, and agrees with you, that (except that the Company makes no representations or warranties as to you, any of your affiliates or any persons acting on your behalf):

           (a) The Company has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Exchange Offer.

           (b) The Exchange Offer has been duly authorized by all necessary corporate action by the Company.

           (c) Each of this Agreement, the Engagement Letter and the Indemnity Letter (as defined herein) has been duly authorized, executed and delivered by the Company.

          (d) (i) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to its knowledge, threatened by the Commission; (ii) each document filed or to be filed pursuant to the Exchange Act and incorporated by reference into the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations of the

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     Commission thereunder, (iii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, as of the effective date of any amendment or supplement, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with all applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder; and (v) the Prospectus, as of the date it bears, does not contain and, as amended or supplemented, if applicable (as of the date of such amendment or supplement), will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation, warranty or agreement is made as to information relating to you furnished in writing by you or on your behalf specifically for inclusion in the Registration Statement or the Prospectus.

           (e) The Schedule TO, as originally filed and subsequently amended, and any amendments or supplements thereto and the information filed pursuant to Rule 425 of the Securities Act comply, or will comply, in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder; and none of the Schedule TO or any amendment or supplement thereto and the information filed pursuant to Rule 425 includes (as supplemented or amended, as applicable, and as of the date of filing or use of such information), or will include, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation, warranty or agreement is made as to information relating to you furnished in writing by you or on your behalf specifically for inclusion in the Schedule TO or information filed pursuant to Rule 425.

           (f) The Company will accept Shares for exchange in accordance with and subject to the terms and conditions of the Exchange Offer; and the Company has caused the Exchange Agent to make appropriate arrangements with The Depository Trust Company and any other "qualified" registered securities depository to allow for the book-entry movement of exchanged Shares between depository participants and the Exchange Agent.

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           (g) No consent, approval, authorization or order of, or qualification with, any government body or agency is required in connection with the execution, delivery and performance of this Agreement, except such as have been obtained or as may be required by the securities or Blue Sky laws of the various states and the securities or other laws of applicable foreign jurisdictions in connection with the offer and sale of the Exchange Shares, except where the failure to obtain or make such consent, approval, authorization, order or qualification would not materially adversely affect the ability of the Company to execute, deliver and perform this Agreement.

           (h) Except as disclosed in the Prospectus, (i) the Exchange Offer and the execution and delivery of, and the consummation of the transactions contemplated in, this Agreement will comply in all material respects with all applicable requirements of law, including the Securities Act, the Exchange Act, the various state securities or "blue sky" laws and state "takeover" statutes (collectively, "State Statutes"), all applicable regulations of the Commission or any other governmental or regulatory agency and all applicable laws and regulations of all applicable foreign jurisdictions and (ii) the commencement and consummation by the Company of the Exchange Offer do not and will not require any consent, approval, authorization or permit of, filing with or notification to, the Commission or any other governmental or regulatory agency, except in each case (x) where the failure to comply with such laws and regulations and to obtain or make such consent, approval, authorization, or permit or other action or filing or notification would not materially adversely affect the ability of the Company to execute and deliver this Agreement or to consummate the Exchange Offer in accordance with its terms or to consummate the transactions contemplated by this Agreement or (y) for such consents, approvals, authorizations, or permits that have been granted and filings, notifications or any other appropriate action that have been made.

           (i) The Exchange Offer and the execution and delivery of, and the consummation of the transactions contemplated in, this Agreement do not and will not: (i) violate any provision of the certificate of incorporation or by-laws of the Company; (ii) result in a breach of any material agreement or other material instrument binding upon the Company or (iii) conflict with or violate in any material respect any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, except in each case for any such conflicts, contraventions, violations, breaches or defaults which would not materially adversely affect the ability of the Company to execute and

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     deliver this Agreement or to consummate the Exchange Offer in accordance with its terms or to consummate the transactions contemplated by this Agreement.

           (j) The Exchange Shares to be issued by the Company pursuant to the terms of the Exchange Offer have been duly authorized and, when issued and delivered pursuant to the terms of the Exchange Offer, will be validly issued, fully paid and non-assessable, and the issuance of the Exchange Shares will not be subject to any preemptive or similar rights of any security holder of the Company.

           (k) The authorized capital stock of the Company, including the Class H common stock, conforms as to legal matters in all material respects to the description thereof contained in the Prospectus.

     11. Opinions of Counsel. The following opinions have been delivered to you in a form reasonably satisfactory to you and your counsel:

           (a) Warren G. Andersen, Esq., Legal Staff of the Company, as to the matters set forth in Exhibit B.

           (b) Kirkland & Ellis, counsel to the Company, as to the matters set forth in Exhibit C.

           (c) Jennifer A. Smolker, Esq., Assistant General Counsel of Hughes, as to the matters set forth in Exhibit D.

           (d) Cleary, Gottlieb, Steen & Hamilton, special counsel to the Company, as to certain matters relating to the laws of specified foreign jurisdictions.

           (e) Osler, Hoskin & Harcourt, Canadian counsel to the Company, as to certain matters relating to the securities laws of certain provinces of Canada.

           (f) Davis Polk & Wardwell, counsel to the Dealer Manager, as to the matters agreed upon by you.

     12. Covenants of the Company.

          (a) Until the consummation of the Exchange Offer, the Company will notify you, promptly after it receives notice thereof, (i) of the time when any post-effective amendment to the Registration Statement has

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     been filed or becomes effective, or any amendment or supplement to the
     Prospectus or any amendment to the Schedule TO or any amended or additional Exchange Offer Materials shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Exchange Offer, (iii) of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any of the Exchange Offer Materials, (iv) of the suspension of the qualification of the Exchange Shares for offering in connection with the Exchange Offer in any jurisdiction, (v) of any request by the Commission to amend or supplement the Registration Statement, the Prospectus, the Schedule TO or the other Exchange Offer Materials or for additional information or (vi) of the institution or threatening of any proceedings for any such purpose. The Company will also inform you, promptly after it receives notice thereof (until the consummation of the Exchange Offer), of any litigation or other administrative proceeding with respect to the Exchange Offer.

           (b) The Company will cause all amendments and supplements of the Prospectus and the other Exchange Offer Materials filed with the Commission to be distributed to holders of the Shares as may be required by the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder. During the period referred to in the second sentence of paragraph (c) below, the Company will deliver to you, without charge, such number of copies of the Prospectus and the other Exchange Offer Materials (as supplemented or amended) as you may upon reasonable notice reasonably request. Before amending or supplementing the Registration Statement, the Prospectus, the Schedule TO or the other Exchange Offer Materials, or approving any other material for use in connection with the Exchange Offer, the Company will furnish you with a copy of each such proposed amendment or supplement or other material.

          (c) The Company will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder in connection with the Exchange Offer and the transactions contemplated hereby. If at any time during the period when, in the opinion of your counsel, a Prospectus is required to be delivered by the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder in connection with the Exchange Offer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus or any of the other Exchange Offer Materials in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus or other Exchange Offer Materials are delivered, not misleading, or if, in the opinion of your counsel, it shall be necessary for any other reason during

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     such period to amend or supplement the Registration Statement, the Schedule
     TO or the Prospectus or any of the other Exchange Offer Materials in order to comply in all material respects with applicable law, the Company will notify you and promptly prepare and furnish to you, at the Company's expense, and file with the Commission, if required, such amendment or supplement to the Prospectus or other Exchange Offer Materials, as may be necessary so that the statements in the Prospectus or the Exchange Offer Materials, as amended or supplemented, will not, in the light of the circumstances under which they were made when the Prospectus or the other Exchange Offer Materials are delivered, be misleading or so that the Registration Statement, the Prospectus, the Schedule TO or such other Exchange Offer Materials comply in all material respects with applicable law.

           (d) The Company will endeavor to qualify the Exchange Shares for offering and exchange under the securities or Blue Sky laws of such state jurisdictions as you shall reasonably request; provided that the Company will not be required to file a general consent to service of process, qualify as a foreign corporation or as a dealer in securities or subject itself to taxation in any such jurisdiction to the extent not otherwise required; and provided further that the Company will pay all expenses (including reasonable fees and disbursement of counsel) in connection therewith.

           (e) The Company will make generally available to its security holders as soon as practicable an earnings statement complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 under the Securities Act).

           (f) The Company shall promptly give you notice of any change of the expiration date of the Exchange Offer, or the occurrence of any event which would cause the Company to withdraw, rescind, modify or amend the Exchange Offer and of any consummation of the Exchange Offer.

           (g) Assuming that no Exchange Offer Materials are forwarded to beneficial holders located in those jurisdictions in which the Company conducts the Exchange Offer in reliance on a private placement or other similar exemption, the Company will comply in all material respects with all applicable securities rules, laws and regulations of the Foreign Jurisdictions and will conduct the Exchange Offer in a manner consistent

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     in all material respects with the terms of the Company's letter to the
     Commission in connection with the Exchange Offer dated          , 2000.

     13. Information Provided By Dealer Manager. The Company agrees and acknowledges that the only information relating to you and furnished or to be furnished by you or on your behalf for inclusion in the Registration Statement, the Prospectus, the Schedule TO or any of the other Exchange Offer Materials is the description of yourself and your relationship with the Company and Hughes to be included therein.

     14. Lock-Up Arrangements. Neither the Company nor Hughes shall, without the prior written consent of the Dealer Manager, which consent shall not be unreasonably withheld, during the period commencing on the date hereof and ending 90 days after the date of the expiration of the Exchange Offer (the "Expiration Date") or such earlier date as the Exchange Offer may be abandoned, terminated or withdrawn, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, file a registration statement in respect of, or otherwise transfer or dispose of, directly or indirectly, any shares of Class H Common Stock or any securities convertible into or exercisable or exchangeable for Class H Common Stock, provided that this provision shall not apply to shares of the Company's Common Stock, par value $1-2/3 per share ("$1-2/3 Par Value Common Stock") or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class H Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class H Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the issuance of shares of Class H Common Stock to be exchanged for shares of $1-2/3 Par Value Common Stock pursuant to the Exchange Offer; (B) the issuance and contribution of the shares of Class H Common Stock by the Company to its voluntary employees' beneficiary association trust and its U.S. pension plan for hourly-rate employees; (C) the grant of options or warrants or restricted stock awards convertible into or exercisable for shares of Class H Common Stock pursuant to existing employee benefit plans, provided such options, warrants or awards are not exercisable and such units do not vest prior to the termination of the lock-up period referred to herein; (D) the issuance of shares of Class H Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Dealer Manager has been advised in writing; (E) except as otherwise provided in (C), the issuance or transfer of shares of Class H Common Stock pursuant to the terms of existing employee benefit plans or dividend reinvestment plans of the Company or any subsidiary of the Company; (F) the issuance or transfer of shares of Class H Common Stock pursuant to the terms of any other agreement to issue shares of Class H Common

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Stock (or any securities convertible into or exchangeable or exercisable for shares of Class H Common Stock) in effect on the date of the original filing of the Registration Statement; (G) the issuance of, or transactions involving, any securities of the Company other than Class H Common Stock, including, but not limited to, shares of $1-2/3 Par Value Common Stock; (H) the issuance of shares of Class H Common Stock to persons who become employees of Hughes as senior executive officers, provided such shares may not be sold or otherwise transferred by such senior executive officers prior to the termination of the lock-up period referred to herein; (I) any offer or sale of shares of Class H Common Stock (or securities convertible or exchangeable for such shares) as consideration in any merger, strategic alliance, consolidation, business combination or other similar transaction or in any acquisition by the Company or any subsidiary of the Company of the capital stock or a substantial portion of the assets of any other entity in a transaction that would, in each case, not constitute a "public offering" of such shares (or other such securities) within the meaning of the Securities Act, provided that the recipient of such shares (or such other securities) agrees in writing not to offer or sell such shares prior to the termination of the lock-up period referred to herein or (J) making any offer or sale of shares of Class H Common Stock (or securities convertible or exchangeable for such shares) as consideration in any merger, strategic alliance, consolidation, business combination or other similar transaction or in any acquisition by the Company or any subsidiary of the Company of the capital stock or a substantial portion of the assets of any other entity in a transaction that would, in each case, constitute a "public offering" of such shares (or other such securities) within the meaning of the Securities Act, provided that such entity and the officers, directors and affiliates of such entity that are the recipients of such shares (or such other securities) agree in writing not to offer or sell such shares prior to the termination of the lock-up period referred to herein and (K) the issuance of shares of Class H Common Stock to existing holders of such stock for the purposes of effecting the possible stock split referred to in the Prospectus.

     15. Indemnification and Contribution; Settlement of Litigation; Release.

           (a) The provisions of the letter agreement dated    , 2000
     between the Company and you (the "Indemnity Letter") relating to indemnification and contribution, and to the settlement of claims and release of the Indemnified Persons (as defined in the Indemnity Letter) in the event of such settlement, are in full force and effect, and the Company agrees to indemnify and hold harmless you and the other Indemnified Persons, to contribute to amounts paid or payable by you and the other Indemnified Persons and to comply with such settlement and release provisions, in each case as provided in the Indemnity Letter.

           (b) The Dealer Manager hereby agrees to indemnify and hold harmless the Company and Hughes, any director, officer, agent or employee of the Company or Hughes (the "Indemnitees") to the full extent lawful, from and against, and that the Indemnitees shall have no liability to you or your creditors or security holders for, any losses caused by any untrue statement or alleged untrue statement of any material fact in the Registration Statement, the Prospectus, the Schedule TO and information filed pursuant to Rule 425 or omitted statement of material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this sentence shall only apply with respect to such statements and omissions that are made in such documents in reliance upon and in conformity with written information relating to you prepared by you or on your behalf and furnished by you or your behalf for inclusion in such document.

     16. Full Force and Effect. The indemnification and contribution agreements contained in Section 15, the fee and expense reimbursement agreements contained in Sections 7 and 8, the representations, warranties and agreements contained in this Agreement and the waiver of the right to trial by jury contained in Section 25 shall remain operative and in full force and effect, regardless of (i) any failure to commence, or the withdrawal, termination, expiration or consummation of, the Exchange Offer or the termination or assignment of this Agreement, (ii) any investigation made by or on behalf of any Indemnified Person, (iii) any withdrawal by you pursuant the Section 6 and (iv) the completion of your services hereunder.

     17. Severability. If any term of other provision of this Agreement is invalid, illegal or incapable of being enforced by and rule of law, or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the agreements contained herein is not affected in any manner adverse to any party.

     18. Counterparts. This Agreement may be executed by the different parties hereto in one or more separate counterparts, each of which when executed shall be deemed an original, but all of which together shall constitute one and the same agreement.

     19. Binding Effect. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and the Indemnified Persons, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy.

     20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that State.

     21. Entire Agreement. This Agreement, the Engagement Letter and the Indemnity Letter constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     22. Amendment. This Agreement may not be amended except in writing signed by each party to be bound thereby.

     23. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the parties hereto as follows (or, as to each party, at such other address as shall be designated by such party in a written notice complying as to delivery with the terms of this paragraph):

          (a) If to you:

               Morgan Stanley & Co. Incorporated
               1585 Broadway
               New York, New York 10036
               Telecopy No.: (212) 761-5780

               Attention of Equity Capital Markets

               With a copy to:

               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, New York 10017

               Telecopy No.: (212) 450-4800

               Attention of Francis J. Morison, Esq.

          (b) If to the Company:

               General Motors Corporation
               300 Renaissance Center
               Mailcode 482-C25-C22
               P.O. Box 300
               Detroit, Michigan 48265-3000

               Telecopy No.: (313) 665-4978

               Attention of Warren G. Andersen, Esq.

               With a copy to:

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, Illinois 60601

               Telecopy No.: (312) 861-2200

               Attention of Joseph P. Gromacki, Esq.

     24. Subheadings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     25. Waiver of Jury Trial. The provision of the Engagement Letter relating to the waiver by you and the Company of any right to trial by jury is incorporated herein by references as if restated herein in its entirety, and you and the Company agree to comply with your and its respective obligations under such provision as provided therein.

     Please indicate your willingness to act as Dealer Manager on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter, whereupon this letter and your acceptance shall constitute a binding agreement among us.

                          Very truly yours,

                          GENERAL MOTORS CORPORATION

                          by:
                             ---------------------------------------
                             Name:
                             Title:


Accepted to and agreed as of
the date first above written:

MORGAN STANLEY & CO. INCORPORATED

by:
   ---------------------------------------
   Name:
   Title:

                                    ANNEX A
                                    -------


Australia
Austria
Belgium
Brazil
Canada
Germany
Ireland
Israel
Italy
Mexico
The Netherlands
New Zealand
Norway
Singapore
Spain
Sweden
Switzerland
United Kingdom

                                   EXHIBIT A

                           [FORM OF LOCK-UP LETTER]


                                             ____________, 2000



Morgan Stanley & Co. Incorporated
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, NY 10036

Dear Sirs and Mesdames:

     The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") proposes to enter into a Dealer Manager Agreement (the "Dealer Manager Agreement") with General Motors Corporation, a Delaware corporation (the "Company"), in connection with the Company's proposed tender offer (such tender offer, as it may be amended and supplemented, the "Exchange Offer") for the outstanding shares of the Company's $1-2/3 Common Stock, par value $1-2/3 per share (the "$1-2/3 Par Value Common Stock"), in exchange for shares of the Company's Class H Common Stock, par value $.010 per share (the "Exchange Shares").

     The undersigned hereby agrees that, without the prior written consent of Morgan Stanley, which consent shall not be unreasonably withheld, he, she or it will not, during the period commencing on the date hereof and ending 90 days after the date of the expiration of the Exchange Offer (the "Expiration Date") or such earlier date as the Exchange Offer may be abandoned, terminated or withdrawn, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Class H Common Stock or any securities convertible into or exercisable or exchangeable for Class H Common Stock, provided that this provision (1) shall not apply to shares of the $1-2/3 Par Value Common Stock or
(2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class H Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class H Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the transfer of shares of Class H Common Stock pursuant to the Exchange Offer; (b) transactions relating to shares of Class H Common Stock or other securities acquired in open market transactions after the expiration of the Exchange Offer and (c) transactions involving any securities of the Company other than Class H Common Stock, including, but not limited to, shares of $1-2/3 Par Value Common Stock. In addition, the undersigned agrees that, without the prior written consent of the Dealer Manager, it will not, during the period commencing on the date hereof and ending 90 days after the Expiration Date or such earlier date as the Exchange Offer may be abandoned, terminated or withdrawn, make any demand for or exercise any right with respect to, the registration of any shares of Class H Common Stock or any security convertible into or exercisable or exchangeable for Class H Common Stock.

     Whether or not the Exchange Offer actually occurs depends on a number of factors, including market conditions. Any Exchange Offer will only be made pursuant to a Dealer Manager Agreement, the terms of which are subject to negotiation between the Company and the Dealer Manager.

                                       Very truly yours,



                                       (Name)


                                       (Address)

                                  EXHIBIT A-1
                                  -----------


Executive Officers of General Motors
------------------------------------
J. Michael Losh
Harry J. Pearce
John F. Smith, Jr.
G. Richard Wagoner
Ronald Zarrella


Executive Officers of Hughes
----------------------------
Roxanne S. Austin
Eddy Hartenstein
Jack A. Shaw
Michael T. Smith
[              ]

                                   EXHIBIT B

                Opinion of Warren G. Andersen, Esq., Attorney,
           Legal Staff of General Motors Corporation (the "Company")


     (a) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so qualified or in good standing would not have a material adverse effect on the financial position of the Company taken as a whole, and has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Exchange Offer.

     (b) The authorized capital stock of the Company, including the Class H Common Stock, conforms as to legal matters in all material respects to the description thereof contained under the headings "Overview of GM Capital Stock" and "Description of Class H Common Stock."

     (c) Each of this Agreement, the Engagement Letter and the Indemnity Letter has been duly authorized, executed and delivered by the Company.

     (d) The Exchange Shares to be issued by the Company pursuant to the terms of the Exchange Offer have been duly authorized and, when issued and delivered pursuant to the terms of the Exchange Offer, will be validly issued, fully paid and non-assessable, and the issuance of the Exchange Shares will not be subject to any preemptive or, to such counsel's knowledge, other similar rights under the Delaware General Corporation Law, the Company's certificate of incorporation or bylaws or any contractual provision of which such counsel has knowledge.

     (e) The Exchange Offer has been duly authorized by all necessary corporate action by the Company.

     (f) The consummation of the Exchange Offer and the execution, delivery and performance of this Agreement will not contravene any provision of the certificate of incorporation or by-laws of the Company or any provisions of a material agreement or other material instrument known to counsel and binding upon the Company (provided that such counsel need express no opinion as to compliance with any financial test or cross-default provision in any such agreement), or conflict with or violate in any material respect any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, except, in each case, for any such conflicts, contraventions, violations, breaches or defaults which would not materially adversely affect the ability of the Company to execute and deliver this Agreement or to consummate the Exchange Offer in accordance with its terms or consummate the transactions contemplated by this Agreement.

     (g) After reasonable inquiry, such counsel does not know of any legal or governmental proceeding or investigation pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company is subject which is required to be described in the Registration Statement or the Prospectus and is not so described or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

     (h) The statements: (i) in Item 20 of the Registration Statement; (ii) in the Prospectus incorporated by reference to Item 3 of Part I of the Company's Annual Report of Form 10-K for the year ended December 31, 1999 and (iii) in the Prospectus under the captions "Overview of GM Capital Stock", "Description of Class H Common Stock" and "Comparison of Rights of $1-2/3 Par Value Stockholders and Class H Stockholders," in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, in all material respects fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

     Such counsel participated in the preparation of the Registration Statement and the Prospectus and the Schedule TO. During the course of such preparation, such counsel examined various documents, including those listed in such counsel's opinion, and participated in various conferences with representatives of and counsel for each of the Company and Hughes, and with representatives of the independent accountants for each of the Company and Hughes and representatives of and counsel for each of the Dealer Manager and the Marketing Manager, at which conferences the contents of the Registration Statement and the Prospectus (and the documents incorporated therein by reference) and the Schedule TO were reviewed and discussed. In addition, such counsel participated in discussions with the Staff of the Commission. Except as set forth in the opinion in paragraph (h) above, such counsel makes no representation that such counsel has independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.

     No fact came to such counsel's attention to cause him to conclude that (i) the Registration Statement, on its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus, the Schedule TO, as of their respective dates, or as of the date of this letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) as of the effective date of the Registration Statement, either the Registration Statement or the Prospectus appeared on its face not to be responsive in all material respects to the requirements of Form S-4, except for, in each case, financial statements and schedules and other financial and statistical data and information included therein or incorporated by reference or omitted therefrom, as to which such counsel expresses no opinion.

                                   EXHIBIT C

                    Opinion of Kirkland & Ellis, Counsel to
                  General Motors Corporation (the "Company")


     (a) The authorized capital stock of the Company, including the Class H common stock, conforms as to legal matters in all material respects to the description thereof contained under the headings "Overview of GM Capital Stock" and "Description of Class H Common Stock."

     (b) Each of this Agreement, the Engagement Letter and the Indemnity Letter has been duly authorized, executed and delivered by the Company.

     (c) The Exchange Shares to be issued by the Company pursuant to the terms of the Exchange Offer have been duly authorized and, when issued and delivered, pursuant to the terms of the Exchange Offer will be validly issued, fully paid and non-assessable, and the issuance of the Exchange Shares will not be subject to any preemptive or, to such counsel's knowledge, other similar rights under the Delaware General Corporation Law, the Company's certificate of incorporation or bylaws or any contractual provision of which such counsel has knowledge.

     (d) The statements in the Prospectus under the captions "Overview of GM Capital Stock", "Description of Class H Common Stock" and "Comparison of Rights of $1-2/3 Par Value Stockholders and Class H Stockholders", in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, in all material respects fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

     (e) The discussion set forth under the caption "Material U.S. Federal Income Tax Consequences" in the Registration Statement is based upon reasonable interpretations of existing law and fairly summarizes the U.S. federal income tax considerations that are likely to be material to a holder of GM Common Stock, $1-2/3 par value per share.

     The purpose of our professional engagement was not to establish factual matters, and preparation of the Registration Statement and the Prospectus and the Schedule TO involved many determinations of a wholly or partially nonlegal character. We make no representation that we have independently verified the accuracy, completeness or fairness of the Registration Statement or the Prospectus or the Schedule TO or that the actions taken in connection with the preparation of the Registration Statement or the Prospectus (including the actions described in the next paragraph) or the Schedule TO were sufficient to cause the Registration Statement or the Prospectus or the Schedule TO to be accurate, complete or fair. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Registration Statement or the Prospectus or the Schedule TO except to the extent otherwise explicitly indicated in paragraph (d) above.

     We can however confirm that we have participated in conferences with representatives of the Company and Hughes, representatives of the independent accountants for the Company and Hughes, representatives of and counsel for the Marketing Manager and your representatives and counsel, at which conferences the contents of the Prospectus and the Registration Statement and related matters were reviewed and discussed. In addition, we have participated in discussions with the Staff of the Commission.

     Based upon our participation in the conferences and discussions identified in the preceding paragraph, our understanding of applicable law and the experience we have gained in our practice thereunder and relying as to factual matters to the extent deemed appropriate by us upon the representations and statements of officers and other representatives of the Company and Hughes, we can, however, advise you that no fact came to our attention to cause us to conclude that (i) the Registration Statement, on its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus and the Schedule TO, as of their respective dates, or as of the date of this letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) as of the effective date of the Registration Statement, either the Registration Statement or the Prospectus appeared on its face not to be responsive in all material respects to the requirements of Form S-4, except for, in each case, financial statements and schedules and other financial and statistical data and information included therein or incorporated by reference or omitted therefrom, as to which we express no opinion.

                                   EXHIBIT D

                     Opinion of Jennifer A. Smolker, Esq.
                         Assistant General Counsel of
                Hughes Electronics Corporation Inc. ("Hughes")


     (a) Each of Hughes, Hughes Network Systems, PanAmSat and DirecTV is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so qualified or in good standing would not have a material adverse effect on the financial position of Hughes and its subsidiaries taken as a whole.

     (b) After reasonable inquiry, such counsel does not know of any legal or governmental proceeding or investigation pending or threatened to which Hughes or any of its subsidiaries is a party or to which any of the properties of Hughes is subject which is required to be described in the Registration Statement or the Prospectus and is not so described or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

     (c) The statements in the Prospectus under the caption "Business of Hughes--Legal Proceedings", in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, in all material respects fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

     Such counsel participated in the preparation of the Registration Statement and the Prospectus. During the course of such preparation, such counsel examined various documents, including those listed in such counsel's opinion, and participated in various conferences with representatives of and counsel for the Company and Hughes, and representatives of the independent accountants for the Company and Hughes, and representatives of and counsel for each of the Dealer Manager and the Marketing Manager, at which conferences the contents of the Registration Statement and the Prospectus (and the documents incorporated therein by reference) were reviewed and discussed. Except as set forth in the opinion in paragraph (c) above, such counsel makes no representation that such counsel has independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.

     No fact came to such counsel's attention to cause her to conclude that (i) the Registration Statement, on its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus, on the date it bears or as of the date of this letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) as of the effective date of the Registration Statement, either the Registration Statement or the Prospectus appeared on its face not to be responsive in all material respects to the requirements of Form S-4, except for, in each case, financial statements and schedules and other financial and statistical data and information included therein or incorporated by reference or omitted therefrom, as to which such counsel expresses no opinion.

                                      D-2